EXHIBIT 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of Glu Mobile, Inc. is filed on behalf of each of the undersigned.

February 8, 2013	GRANITE GLOBAL VENTURES II L.P.
GGV II ENTREPRENEURS FUND L.P.

	BY:	GRANITE GLOBAL VENTURES II L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

February 8, 2013	GRANITE GLOBAL VENTURES II L.L.C.

	By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Ray A. Rothrock

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Anthony Sun

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Scott B. Bonham

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Joel D. Kellman

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Jixun Foo

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Glenn Solomon

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Jenny Lee

February 8, 2013	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Thomas K. Ng

21.